UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT

                       Pursuant to Section 13 or 15(d) of

                       the Securities Exchange Act of 1934


       Date of Report (Date of earliest event reported): February 20, 2004


                               CALPINE CORPORATION

                            (A Delaware Corporation)

                        Commission File Number: 001-12079

                  I.R.S. Employer Identification No. 77-0212977


                           50 West San Fernando Street

                           San Jose, California 95113

                            Telephone: (408) 995-5115


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ITEM 5.  OTHER EVENTS

NEWS RELEASE                                              CONTACTS: 408-995-5115
                                        Media Relations: Katherine Potter, X1168
                                         Investor Relations: Rick Barraza, x1125


                CALPINE COMPLETES NON-RECOURSE PROJECT FINANCING
                  FOR 600-MEGAWATT ROCKY MOUNTAIN ENERGY CENTER

                   New Facility to Deliver Long-term Power to
                       Public Service Company of Colorado

     (SAN JOSE, CALIF.) /PR Newswire - First Call/ Feb. 20, 2004 - Calpine Corporation [NYSE: CPN] today announced it has completed a $250 million, non-recourse project financing for its 600-megawatt Rocky Mountain Energy Center. The natural gas-fueled electric generating facility is currently under construction in Weld County, Colo. Upon completion of construction in June 2004, Calpine will sell the entire electrical output of the facility to Public Service Company of Colorado ("PSCo") under the terms of a ten-year tolling agreement.

     A group of banks, including Credit Lyonnais, Co-Bank, DZ Bank, HVB Group, HSH Nordbank, and GMAC, will finance construction of the plant at a rate of LIBOR plus 250 basis points. Upon commercial operation of the Rocky Mountain Energy Center, the banks will provide a three-year term-loan facility priced in relation to PSCo's unsecured credit rating, which is currently LIBOR plus 325 basis points.

     "This transaction clearly demonstrates Calpine's continued ability to successfully finance its power plants in the project finance market," stated Brian Harenza, Calpine vice president, finance.

     Calpine began construction of the facility in September 2002. Fueled by clean natural gas, the facility is designed to operate in a combined-cycle configuration, using two natural gas-fired combustion turbines and a steam turbine for maximum fuel efficiency. Calpine developed and is building the Rocky Mountain Energy Center using its Calpine-Construct approach. This is a unique construction management program whereby Calpine oversees every phase of a project's development - including the design, engineering, procurement and construction of the plant - to ensure quality and cost control, while providing maximum design flexibility.

     Calpine Corporation, celebrating its 20th year in power in 2004, is a leading North American power company dedicated to providing electric power to wholesale and industrial customers from clean, efficient, natural gas-fired and geothermal power facilities. The company generates power at plants it owns or leases in 21 states in the United States, three provinces in Canada and in the United Kingdom. Calpine is also the world's largest producer of renewable geothermal energy, and owns or controls approximately one trillion cubic feet equivalent of proved natural gas reserves in the United States and Canada. The company was founded in 1984 and is publicly traded on the New York Stock Exchange under the symbol CPN. For more information about Calpine, visit www.calpine.com.

     This news release discusses certain matters that may be considered "forward-looking" statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, including statements regarding the intent, belief or current expectations of Calpine Corporation ("the Company") and its management. Prospective investors are cautioned that any such forward-looking statements are not guarantees of future performance and involve a number of risks and uncertainties that could materially affect actual results such as, but not limited to, (i) the timing and extent of deregulation of energy markets and the rules and regulations adopted on a transitional basis with respect thereto; (ii) unscheduled outages of operating plants; and (iii) other risks identified from time-to-time in the Company's reports and registration statements filed with the SEC, including the risk factors identified in its Annual Report on Form 10-K for the year ended December 31, 2002, its Form 8-K filed on October 23, 2003, and its Quarterly Report on Form 10-Q for the quarter ended September 30, 2003, which can be found on the Company's website at www.calpine.com. All information set forth in this news release is as of today's date, and the Company undertakes no duty to update this information.



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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                               CALPINE CORPORATION


                          By: /s/ Charles B. Clark, Jr.
                              -------------------------
                              Charles B. Clark, Jr.
                      Senior Vice President and Controller
                            Chief Accounting Officer

Date:  February 24, 2004